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                                                                    EXHIBIT 99.1


CONTACT:
Justine Koenigsberg
Director, Corporate Communications
(617) 349-0271


FOR IMMEDIATE RELEASE


               U.S. DISTRICT COURT ISSUES RULING IN ERYTHROPOIETIN

                                PATENT LITIGATION


         CAMBRIDGE, MA, JANUARY 19, 2001 - Transkaryotic Therapies, Inc. (Nasdaq: TKTX) today announced that Judge William G. Young of the U.S. District Court of Massachusetts has issued an opinion in a patent infringement suit Amgen brought against Aventis Pharma and TKT involving Dynepo-TM-, the companies' Gene-Activated-Registered Trademark- erythropoietin being developed in the United States and Europe for the treatment of anemia.

Judge Young ruled in favor of Amgen on a number of issues. He held that claims 2 through 4 of Amgen's U.S. Patent No. 5,621,080, while not literally infringed, were valid and infringed under the doctrine of equivalents. He held that four of the five claims, claims 1,3,4, and 6, of Amgen's U.S. Patent No. 5,756,349 were valid and literally infringed. He also held that claim 1 of Amgen's U.S. Patent No. 5,955,422 was valid and literally infringed.

Judge Young ruled in favor of TKT and Aventis on a number of issues. He held that Amgen's U.S. Patent No. 5,547,933 was not infringed, and that it would be invalid if it were infringed. He held that Amgen's U.S. Patent No. 5,618,698 was not infringed. He held that claim 7 of Amgen's U.S. Patent No. 5,756,349 was not infringed. He held that Amgen's U.S. Patent No. 5,621,080 was not literally infringed.

"Although we are disappointed by today's ruling, we are grateful for Judge Young's long and intensive efforts on this case. We remain confident that our position is strong and intend to appeal this decision," stated Richard F. Selden, M.D., Ph.D., President and Chief Executive Officer of TKT. "Furthermore, we congratulate Amgen on the initial ruling in the case, but we look forward to competing with them to provide patients with the best possible product after a successful appeal."

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Dynepo is a novel human erythropoietin for the treatment of anemia. Clinical development testing of Dynepo as a treatment for anemia of renal failure in dialysis and pre-dialysis patients has been completed, and Aventis Pharma has been pursuing marketing authorization in the both the U.S. and Europe.

A copy of the opinion is available on the District Court of Massachusetts' website at http://www.mad.uscourts.gov.

TKT will host a conference call at 10:00 am EST Monday, January 22, 2001 to discuss the recent decision in the Dynepo patent litigation. Participants may access the call by dialing 800-789-2340 in the U.S. or 706-634-0776 outside of the U.S. This call will also broadcast live over the Internet at http://www.tktx.com/f_investor.htm. Please dial in 5 to 10 minutes prior to the scheduled conference call time.

The conference call will be archived on the Internet for 24 hours for those who are unable to hear it live. A replay of the call will also be accessible by telephone after 12:00 pm EST Monday, January 22, 2001 through midnight EST on Tuesday, January 23, 2001. To replay the call, dial 800-642-1687 in the United States and 706-645-9291 internationally, using access code 888986.

Transkaryotic Therapies, Inc. (TKT) is a biopharmaceutical company dedicated to the development and commercialization of products based on its three proprietary development platforms: Gene-Activated-Registered Trademark- proteins, Niche Protein-TM- products, and Gene Therapy. The Company's gene activation technology is a proprietary approach to the large-scale production of therapeutic proteins, which does not require the cloning of genes and their subsequent insertion into non-human cell lines. TKT's Niche Protein product platform is based on protein replacement for the treatment of rare genetic diseases, a group of disorders characterized by the absence of certain metabolic enzymes. The Company's Gene Therapy technology, known as Transkaryotic Therapy-TM-, is focused on the commercialization of non-viral, EX VIVO gene therapy products for the long-term treatment of chronic protein deficiency states.


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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF
RISKS AND UNCERTAINTIES. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS, "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," "INTENDS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS ARE SET FORTH UNDER THE CAPTION "CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS" IN TKT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND UPDATED IN TKT'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000, WHICH ARE BOTH ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED HEREIN BY REFERENCE. THESE IMPORTANT FACTORS INCLUDE RISKS AS TO WHETHER TKT'S PRODUCTS WILL ADVANCE IN THE CLINICAL TRIALS PROCESS, THE TIMING OF SUCH CLINICAL TRIALS, WHETHER THE CLINICAL TRIAL RESULTS WILL WARRANT CONTINUED PRODUCT DEVELOPMENT, AND WHETHER TKT'S PRODUCTS, SUCH AS DYNEPO, WILL RECEIVE APPROVAL FROM THE U.S. FOOD AND DRUG ADMINISTRATION OR EQUIVALENT REGULATORY AGENCIES, AND, IF SUCH PRODUCTS RECEIVE APPROVAL, WHETHER THEY WILL BE SUCCESSFULLY MARKETED; THE RESULTS OF ANY PATENT LITIGATION IN WHICH TKT IS INVOLVED INCLUDING THE LITIGATION WITH AMGEN REFERENCED ABOVE, OR THAT THE APPEAL IN THIS OR ANY OTHER CASE WILL BE SUCCESSFUL, OR MAY BECOME INVOLVED; COMPETITION; AND TKT'S DEPENDENCE ON COLLABORATORS.

GENE-ACTIVATED-Registered Trademark- IS A REGISTERED TRADEMARK AND NICHE PROTEIN-TM- TKT-TM-, AND TRANSKARYOTIC THERAPY-TM- ARE TRADEMARKS OF TRANSKARYOTIC THERAPIES, INC. DYNEPO-TM- IS A TRADEMARK OF AVENTIS PHARMA.

PLEASE VISIT OUR WEB SITE AT www.tktx.com FOR ADDITIONAL INFORMATION ABOUT TRANSKARYOTIC THERAPIES, INC.


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